EXHIBIT 21.1

              List of Subsidiaries of Olympus Communications L.P.1

OLYMPUS COMMUNICATIONS, L.P. (a Delaware limited partnership)

        ADELPHIA CABLE PARTNERS, L.P. (99.98% general partnership interest) (a
         Delaware limited partnership)

                Key Biscayne Cablevision (50% general partnership interest) (a
                 Pennsylvania general partnership)

                Southeast Florida Cable, Inc. (a Florida corporation)

                        Palm Beach Group Cable Inc. (a Florida corporation)

                               Palm Beach Group Cable Joint Venture (50% general
                                partnership interest)(a Florida general
                                partnership)

                South Florida Cable Advertising (14.28571% general partnership interest) (a Florida general partnership)

                Timotheos Communications, L.P. (a Delaware limited partnership)2

        OLYMPUS CAPITAL CORPORATION (a Delaware corporation)

        LEADERSHIP ACQUISITION LIMITED PARTNERSHIP (100% general and limited partnership interests held by Olympus and its wholly-owned subsidiaries) (a Delaware limited partnership)

        NATIONAL CABLE ACQUISITION ASSOCIATES, L.P. (100% general and limited partnership interests held by Olympus and its wholly-owned subsidiaries) (a Delaware limited partnership)

        TELESAT ACQUISITION LIMITED PARTNERSHIP (100% general and limited partnership interests held by Olympus and its wholly-owned subsidiaries) (a Delaware limited partnership)

        WEST BOCA ACQUISITION LIMITED PARTNERSHIP (100% general and limited partnership interests held by Olympus and its wholly-owned subsidiaries) (a Delaware limited partnership)

                Starpoint, Limited Partnership (50.36% limited partnership interest) (a Pennsylvania limited partnership)

                        Cable Sentry Corporation (a Florida corporation)

                        Automatic Alarms Company, Inc. (a Florida corporation)

                West Boca Security, Inc. (a Delaware corporation)






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1 Ownership of subsidiaries is indicated by indentations. Ownership of each subsidiary is 100% unless otherwise indicated parenthetically or by footnote.
2 Adelphia Cable Partners, L.P. and Olympus Communications, L.P. own 99.9% and
   .1%, respectively, of the partnership interests of Timotheos Communications, L.P. (a Delaware limited partnership).